Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-33616 of Loews Corporation on Form S-8 of our report dated February 14, 2002, appearing in this Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP
New York, New York
March 5, 2002